UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2021

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 8.01.Other Events.

The LGL Group, Inc. (the "Company") has invested $2,725,290 into its unconsolidated subsidiary, LGL Systems Acquisition Holding Company, LLC., the sponsor (“Sponsor”) of LGL Systems Acquisition Corp., a special purpose acquisition company (NYSE: DFNS). The investment will be part of the sponsor syndication of $5.66 million organized to participate in a $125 million private placement (“PIPE”) purchase of 12,500,000 DFNS Class A common stock.

The PIPE is in connection with the recent announcement by IronNet Cybersecurity, Inc. (“IronNet”) of the definitive business combination agreement reached between IronNet and DFNS. The PIPE and business combination are expected to close in the third quarter of 2021, after the required approval by the stockholders of DFNS and the fulfillment of certain other conditions. With the PIPE proceeds, the minimum financing needed to complete the business combination will be achieved. While the syndicated PIPE investment increases the Company’s commitment to the pro forma IronNet company, its position is not expected to be material to the pro forma capitalization. Upon completion of the business combination, which is subject to regulatory and other approvals, the combined company will be renamed “IronNet Cybersecurity, Inc.” and will be listed on the New York Stock Exchange and trade under the ticker symbol “IRNT”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 19, 2021	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer